Exhibit 99.2

PennyMac Mortgage Investment Trust April 23, 2013 First Quarter 2013 Earnings Report

1Q13 Earnings Report 2 This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives and investment strategies; changes in our investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and longterm capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on our investments; increased prepayments of the mortgage and other loans underlying our investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and our ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. Forward-Looking Statements

1Q13 Earnings Report 3 First Quarter 2013 Highlights & Recent Developments • Net Income of $53.3 million on net investment income of $119.1 million • Diluted EPS of $0.90 per share and dividend of $0.57 per share • Business segment pre-tax earnings reflect the diversity and strength of PMT’s business model – Investment Activities : $50.3 million – Correspondent Lending : $8.9 million • Acquired distressed whole loan pools totaling $366 million in unpaid principal balance (UPB) • Correspondent loan purchase volume totaled $8.5 billion in UPB, down 15% from the fourth quarter – Lock volume of $8.1 billion in UPB, down 22% from the fourth quarter • MSR portfolio grew to $17 billion in UPB, up 36% from the fourth quarter • Subsequent to the end of the quarter, we committed to enter into forward purchase agreements for a total of $481 million(1) in UPB for two pools of nonperforming mortgage loans (1) These pending transactions are subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. These proposed transactions are subject to negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions, There can be no assurance that we will acquire these assets or that the transaction will be completed.

Market Factors Impacting 1Q13 Results

Ongoing improvement in home prices

- Home prices continue to improve in most regions of the country and housing appears to be on a steady path to recovery
- Shortage of home inventory and strong investor demand helping to increase prices
- Rent vs. buy economics increasingly favoring home ownership, driving purchase demand
- Refinance activity expected to benefit as loan-to-value ratios improve

Correspondent competitive landscape

- Market becoming more competitive, with large players remaining active participants
- Margins are decreasing but still remain above historical "norms"
- Increasing number of smaller to mid-sized lenders looking to sell MSRs as margins tighten
- Expect correspondent channel to increase as a share of the origination market

Distressed whole loan demand

- Market remains active, with over $5 billion in UPB of loan pools reviewed by PCM in 1Q13
- Improving real estate values have lowered competing investor yield targets, which is particularly evident in reperforming loan transactions
- Scarcity of quality investment alternatives is driving greater investor interest in residential real estate as the market recovers

Bulk MSR deals and flow transactions

- Market demand remains strong; smaller deals appear more attractive
- Economics of retaining MSRs are changing, incenting smaller bulk portfolios and flow opportunities
- Complexities of mortgage servicing also driving smaller institutions to sell
- Pipeline of large deals appears be declining whereas smaller transactions are becoming more prevalent

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Opportunities in Residential Mortgage Finance

Opportunity	*PMT Strategy*	*Illustrative Gross Levered Return[(1)]*
Distressed Mortgage Whole Loans	• Flow of loans available for sale remains robust and is expected to rise • PMT remains a patient buyer for pools that achieve our target returns	**16% - 29%**
Correspondent Lending	• Delivering disciplined execution and faster turn times to maintain and grow market presence • Expanding the network of sellers, broadening product offerings and deepening existing relationships	**25% - 50%**
Retained Interests on Securitization of Prime Jumbo Loans	• Re-launched jumbo program to selected sellers, achieving over $100 million in UPB of locks in 1Q13 • Results in attractive REIT-eligible investments through the retention of subordinate tranches from securitizations	**12% - 19%**
Bulk Mortgage Servicing Rights / IO Investments	• Continuing to evaluate and expect legacy MSRs in the market • Attractive flow and mini-bulk basis opportunities increasing; flow commitments in place for ~$200 million/month, with a growing pipeline • May co-invest with PLS in the form of excess MSR / IO investment	**16% - 25%**
Mortgage Backed and Asset Backed Securities	• Mortgage spreads remain tight due to Fed MBS purchases, reduction in risk premiums, and strong demand • Limited return potential without taking significant risk	**8% - 14%**

(1) Illustrative gross returns including the effect of leverage before corporate operating and other administrative expenses

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Mortgage Investment Activities

$1.5 $2.9 $6.1 $12.2 $16.6 $19 $33 $65 $127 $180 $0 $50 $100 $150 $200 $250 1Q12 2Q12 3Q12 4Q12 1Q13 $0 $4 $8 $12 $16 $20 MSR Portfolio MSR Asset $1.0 $1.8 $3.7 $6.5 $4.8 $0.8 $1.6 $2.6 $3.5 $3.7 $2.4 $4.6 $8.5 $10.4 $8.1 $0 $2 $4 $6 $8 $10 $12 1Q12 2Q12 3Q12 4Q12 1Q13 Government Jumbo Conventional Locks MSR Portfolio and MSR Asset Correspondent Purchase Volume and Mix 1Q13 Earnings Report 7 Correspondent Acquisitions Drive Continued Growth In MSR Investment (1) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee. (1) ($ in billions) • Correspondent loan purchases totaled $8.5 billion in 1Q13, down 15% Q/Q, and up 376% Y/Y – Conventional and jumbo loans comprised 53% of total locks and 56% of purchases – April lock volume projected to reach over $3 billion • Correspondent network reached 179 approved sellers • Targeting $4 – $5 billion in total correspondent acquisitions per month by December 2013 UPB • PMT’s MSR portfolio reached $16.6 billion at quarter end, rising 36% Q/Q, and ~1,000% Y/Y – Originated MSRs remain an attractive investment opportunity – The majority of loans underlying the MSRs have been originated in the historically low mortgage rate environment that has prevailed since mid-2012 UPB MSR ($ in billions) ($ in millions)

$3 $4 2003 - 2007 Avg. 2008-2012 Avg. 1Q13 Prime Non-Agency Jumbo Securitizations(2) ($ in billions) • Prime jumbo acquisitions reached $8 million in 1Q13, up from $2.1 million in 4Q12 – Lock volume in quarter reached $100 million • Targeting 3Q13 for first securitization transaction – Deal size of between $250 – $350 million – Retain all or part of I/O and subordinate tranches as investments – Revenues would be primarily interest income • Private label jumbo securitization represents a significant long-term growth opportunity – Private label jumbo securitization levels are a fraction of pre-crisis levels, but recent activity indicates that the market is recovering – As the mortgage market normalizes, we expect private label securitizations to play a much more significant role in housing finance o Policy makers seek to have the private market assume a greater role in mortgage finance Prime Jumbo Acquisitions and Private Label Securitization Opportunity 8 1Q13 Earnings Report $230 1Q13 private label jumbo securitizations in the market have surpassed full-year 2012 issuance $3.6 $49.3 $47.6 $0 $10 $20 $30 $40 $50 $60 Jan-13 Feb-13 Mar-13 PMT Prime Jumbo 1Q13 Lock Volume(1) ($ in millions) (1) Lock to funding pull-through rates assumed to be 65% for 1Q13 Jumbo locks (2) Source: Inside Mortgage Finance

Distressed Whole Loan Acquisitions Grow in 1Q13



UPB
Distressed Whole Loan Purchase Activity
($ in millions)
$600
$500
$400
$300
$200
$100
$-
$-
$402
$357
$290
$366
$481
1Q12
2Q12
3Q12
4Q12
1Q13
QTD 2Q13 (1)

- Distressed whole loan purchases in 1Q13 reached $366 million in UPB
  - Comprised largely of nonperforming loans
  - Acquisition price to UPB averaged 55% in 1Q13
- Flow of distressed whole loans available for sale remains strong and is anticipated to rise
  - Our manager, PCM (PNMAC Capital Management) reviewed over $5 billion in UPB of distressed whole loans in 1Q13
- Subsequent to the end of the quarter, we committed to enter into forward purchase agreements for a total of $481 million[1] in UPB for two pools of nonperforming mortgage loans with an initial purchase price of $294 million

[1] These pending transactions are subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. These proposed transactions are subject to negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. There can be no assurance that we will acquire these assets or that the transaction will be completed.

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1Q13 Earnings Report 10 • Valuation gains on PMT’s $2.4 billion(1) distressed loan portfolio totaled $56 million in 1Q13 – Performing - $674 million(1) performing loan portfolio had valuation gains of $23 million – Nonperforming - $1,680 million(1) nonperforming loan portfolio had valuation gains of $33 million – Valuation gains were driven by strong operational performance, improved home price performance and strong investor demand • The housing market recovery is occurring in most major metro areas across the country – Lower-tier properties have led Y/Y price gains in most metro areas o Distressed loans predominately fall into the low and middle price tiers – Metro areas hardest hit by the housing downturn have seen the highest Y/Y growth – Rising home values consistent with appreciation in the market for other credit-risk assets Rising Home Values Drive Solid Valuation Gains On Distressed Whole Loans -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% LOW TIER MIDDLE TIER HIGH TIER Tiered Home Price Change by Metro Area(3) % change Y/Y Net Gain on Mortgage Loans Valuation Changes(2) (1) Unpaid principal balance (2) At fair value (3) Source: Case Shiller Tiered Index Level as of January 2013 Quarter ended ($ in thousands) March 31, 2013 Valuation Changes: Performing Loans 22,984 $ Nonperfoming Loans 32,632 55,616 $

Financial Results

1Q13 Earnings Report 12 • Mortgage related assets continued to grow, increasing 16% Q/Q to $2.8 billion • Growth primarily resulted from distressed whole loan acquisitions and a growing inventory of correspondent loans acquired for sale • MSRs continued their strong organic growth through correspondent loan acquisitions Growth in Mortgage Assets and Earnings Continued in 1Q13 Pretax Earnings and Net Income $1,226 $1,737 $2,089 $2,380 $2,755 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 1Q12 2Q12 3Q12 4Q12 1Q13 MBS Distressed Whole Loans REO Correspondent Loans MSRs Mortgage Assets • Net income rose 8% Q/Q on a 68% increase in net gains on investments and an 84% decline in provision for income taxes • Total pretax earnings from the Investment Activities segment comprised 90% of total pretax earnings, up from 37% in 4Q12 ($ in millions) ($ in millions) Pretax Earnings Net Income $25 $38 $59 $65 $56 $19 $30 $40 $49 $53 $10 $20 $30 $40 $50 $60 $70 $80 $90 -$5 $5 $15 $25 $35 $45 $55 $65 $75 1Q12 2Q12 3Q12 4Q12 1Q13 Investments Correspondent Intersegment & Other Net Income

Quarter Ended ($ in thousands) March 31, 2013 December 31, 2012 Revenues: Net gain on investments 63,980 $ 38,108 $ Interest income 10,592 12,680 Other income 3,445 (5,605) Total revenues 78,017 45,183 Expenses: Interest 5,630 4,692 Servicing 7,940 4,932 Other 14,108 11,237 Total expenses 27,678 20,861 Pre-tax income 50,339 $ 24,322 $ 1Q13 Earnings Report 13 Investment Activities Deliver Strong Results • Pretax income increased 107% Q/Q, driven by a 68% increase in net gain on investments – Strong loan resolution activity, rising home prices and gains on payoffs drove the increase in net gain on investments • Rise in other income driven by net servicing income of $6.5 million • Expenses increased 33% Q/Q on higher management fees and servicing expense – Servicing expense increased 61%, driven by distressed loan resolution activity and MSR and distressed loan portfolio growth –Management fee expense increased due to incentive fees linked to PMT’s profitability Investment Activities Segment Pretax Income (Unaudited) • Cash proceeds from liquidation of distressed mortgage loans and REO totaled $93.2 million 1Q13 – Loan liquidation activity: $57.3 million – Sales of real estate acquired in settlement of loans: $31.8 – Principal payments on performing mortgage loans: $4.1 million

Quarter Ended ($ in thousands) March 31, 2013 December 31, 2012 Revenues: Interest income 6,324 $ 7,604 $ Net gain on mortgage loans acquired for sale 29,279 66,465 Other income 5,473 5,665 Total revenues 41,076 79,734 Expenses: Interest 5,647 5,291 Servicing 150 68 Loan fulfillment fees 25,938 31,809 Other 461 1,585 Total expenses 32,196 38,753 Pre-tax income 8,880 $ 40,981 $ 1Q13 Earnings Report 14 Correspondent Lending Pretax Earnings Declined On Lower Volumes • Correspondent segment pretax income fell 78% Q/Q to $8.9 million – Resulting from a 56% Q/Q decline in net gain on mortgage loans acquired for sale • Loan fulfillment fees decreased 18% Q/Q Correspondent Lending Segment Pretax Income (Unaudited) (1) (1) Excludes $3.3 million in fulfillment fee expense resulting from the transition to the revised mortgage banking agreement.

Net Gain On Mortgage Loans Acquired for Sale 1Q13 Earnings Report 15 • Net gain on mortgage loans acquired for sale reached $29.3 million in 1Q13 • Margins fell 26 bps Q/Q as a result of the following factors: – Higher mortgage rates during the quarter – Competitive pricing from large players Net gain on mortgage loans acquired for sale Net gain on mortgage loans acquired for sale margins ($ in millions) March 31, 2013 December 31, 2012 Net gain on mortgage loans acquired for sale 29.3 $ 66.5 $ Volume of conventional and jumbo interest rate lock commitments (IRLC) 4,240 $ 7,003 $ Ratio of net gain on mortgage loans acquired for sale to IRLC 0.69% 0.95% Quarter Ended Quarter ended ($ in thousands) March 31, 2013 MSR Value - originated in period 56,217 $ Rep & Warrant provision (1,791) Cash gain (loss), net of cash hedging gains (losses) (13,633) Decline in fair value of commitments to purchase loans (8,426) Decline in fair value related to loans and hedging instruments (3,088) Net gain on mortgage loans acquired for sale 29,279 $

• Net loan servicing fees reached $6.6 million in 1Q13, up from $605 thousand in 4Q12 - Impairment reversal of $2.5 million reflects the impact of higher mortgage rates, which rose 23bps (1) during the first quarter • As the servicing portfolio grows, its bottom line impact will become more meaningful 1Q13 Earnings Report 16 Net Servicing Fees Rise With Servicing Portfolio Growth Net Loan Servicing Fees(2) (1) Freddie Mac PMMS, 30 year fixed rate mortgage. (2) A component of the investment activities segment Quarter ended ($ in thousands) March 31, 2013 Servicing Fees 11,104 $ Effect of MSRs: Amortization (4,970) Impaiment reversal of loans carried at lower of amortized cost or fair value 2,486 Change in fair value of MSRs carried at fair value (67) (2,551) Hedge results (1,988) (4,539) Net loan servicing fees 6,565 $

Key Takeaways

Key Takeaways 1Q13 Earnings Report 18 • Today’s residential mortgage market holds many opportunities for PMT’s multi-investment strategy – Broad capabilities, through our affiliated manager and loan fulfillment and servicing provider, to pursue a wide range of opportunities – Expect to continue raising capital to pursue accretive opportunities • Correspondent lending margins may continue “normalizing”, but opportunities for further growth remain significant - Deepening client relationships and expanding the seller network to drive further volume growth - Non-agency jumbo and further expansion of product offerings - Expected growth in the correspondent channel’s share of the total origination market • The non-agency jumbo securitization market will provide an efficient means for generating attractive REIT-eligible investments for PMT • Distressed whole loans remain an attractive opportunity that is likely to remain viable through 2014 • Strong growth in MSR investments driving increased servicing revenue • Attractive mini-bulk and flow deals increasing; continue to evaluate legacy MSR opportunities

Appendix

Portfolio Acquisitions Are Progressing in Line With Expectations

1Q10	Purchase	1Q13
Balance ($mm)	$ 182.7	73.0
Pool Factor[(1)]	1.00	0.40
Current	6.2%	31.9%
30	1.6%	4.0%
60	5.8%	2.8%
90+	37.8%	20.6%
FC	46.4%	30.8%
REO	2.3%	9.8%

2Q10	Purchase	1Q13
Balance ($mm)	$ 195.5	67.1
Pool Factor[(1)]	1.00	0.34
Current	5.1%	28.6%
30	2.0%	5.4%
60	4.1%	3.9%
90+	42.8%	14.9%
FC	45.9%	36.4%
REO	0.0%	10.9%

3Q10	Purchase	1Q13
Balance ($mm)	$ 146.2	50.6
Pool Factor[(1)]	1.00	0.35
Current	1.2%	29.6%
30	0.4%	5.9%
60	1.3%	4.1%
90+	38.2%	16.2%
FC	58.9%	35.0%
REO	0.0%	9.3%

4Q10	Purchase	1Q13
Balance ($mm)	$ 277.8	141.1
Pool Factor[(1)]	1.00	0.51
Current	5.0%	31.2%
30	4.0%	6.6%
60	5.1%	3.6%
90+	26.8%	16.0%
FC	59.1%	32.6%
REO	0.0%	10.0%

1Q11	Purchase	1Q13
Balance ($mm)	$ 515.1	296.7
Pool Factor[(1)]	1.00	0.58
Current	2.0%	27.1%
30	1.9%	5.6%
60	3.9%	1.7%
90+	25.9%	15.9%
FC	66.3%	42.4%
REO	0.0%	7.4%

2Q11	Purchase	1Q13
Balance ($mm)	$ 259.8	167.7
Pool Factor[(1)]	1.00	0.65
Current	11.5%	34.4%
30	6.5%	4.8%
60	5.2%	2.8%
90+	31.2%	18.8%
FC	43.9%	32.5%
REO	1.7%	6.8%

3Q11	Purchase	1Q13
Balance ($mm)	$ 542.6	296.8
Pool Factor[(1)]	1.00	0.55
Current	0.6%	13.0%
30	1.3%	3.1%
60	2.0%	1.7%
90+	22.6%	20.2%
FC	73.0%	49.6%
REO	0.4%	12.3%

4Q11	Purchase	1Q13
Balance ($mm)	$ 49.0	42.5
Pool Factor[(1)]	1.00	0.87
Current	0.2%	24.1%
30	0.1%	3.5%
60	0.2%	2.1%
90+	70.4%	28.8%
FC	29.0%	38.3%
REO	0.0%	3.2%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	1Q13
Balance ($mm)	$ 402.5	356.1
Pool Factor[(1)]	1.00	0.88
Current	45.0%	49.3%
30	4.0%	5.8%
60	4.3%	2.5%
90+	31.3%	21.1%
FC	15.3%	18.0%
REO	0.1%	3.3%

3Q12	Purchase	1Q13
Balance ($mm)	$ 357.2	325.6
Pool Factor[(1)]	1.00	0.91
Current	0.0%	4.3%
30	0.0%	0.2%
60	0.1%	0.4%
90+	49.1%	44.8%
FC	50.8%	45.7%
REO	0.0%	4.7%

4Q12	Purchase	1Q13
Balance ($mm)	$ 290.3	283.8
Pool Factor[(1)]	1.00	0.98
Current	3.1%	5.8%
30	1.3%	2.0%
60	5.4%	2.8%
90+	57.8%	52.7%
FC	32.4%	34.9%
REO	0.0%	1.8%

[(1)] Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

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